Exhibit 99.1

Teleflex ®	NEWS

155 South Limerick Road, Limerick, PA 19468 USA — Phone: 610-948-5100 — Fax: 610-948-0811

Contact:Julie McDowell Vice President, Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE	October 25, 2006

TELEFLEX ANNOUNCES THIRD QUARTER 2006 RESULTS
Revenue Up 9%, Core Growth 6%, Net Income Up 7%
Strong Cash Flow from Operations

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today reported financial results for the third quarter ended September 24, 2006.
Third Quarter Revenues

Revenues were $639.1 million, up 9% from $587.4 million in the third quarter of 2005. Core revenue growth, which excludes the impact of acquisitions, divestitures and currency, was 6%.

Third Quarter Income from Continuing Operations

Income from continuing operations for the third quarter increased to $36.3 million or $0.92 per diluted share from $35.7 million or $0.87 per diluted share in the prior year quarter. Excluding special charges, (restructuring costs of $2.4 million and a gain on sale of assets of $0.6 million) income from continuing operations for the third quarter was $38.0 million or $0.96 per diluted share compared to $35.8 million or $0.87 per diluted share (excluding restructuring and other costs of $3.7 million and a gain on sale of assets of $3.6 million) in 2005.

Third Quarter Loss from Discontinued Operations

For the third quarter, the loss from discontinued operations was $0.3 million or $0.01 per diluted share compared to a loss of $2.1 million or $0.05 per diluted share in the prior year.

Third Quarter Net Income

Net income for the third quarter rose to $36.0 million or $0.91 per diluted share, increases of 7% and 11% respectively, compared to $33.6 million or $0.82 per diluted share in third quarter of 2005.

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Commentary

Jeffrey P. Black, chairman and chief executive officer of Teleflex said, “Teleflex businesses delivered a strong quarter with solid revenue and core growth in all three segments. The Aerospace Segment had double-digit topline growth and another quarter of operating profit improvement. We made good progress in the Medical Segment as operating margins continued to improve and business performance stayed ahead of the expectations we set for the quarter. And, our Commercial Segment executed well despite tough end markets in automotive and marine, posting a substantial year over year increase in operating profits.”

Black continued, “In addition, we delivered strong operating cash flow, completed our stock buyback program, and maintained a strong balance sheet. All told, we believe the third quarter’s strong results put Teleflex on target to deliver on our guidance for the year.”

Third Quarter Business Segment Commentary

Segment commentary excludes the impact of discontinued operations and items included in restructuring costs as disclosed in the condensed consolidated statements of income.

Commercial

Commercial Segment revenues increased 7% in the third quarter of 2006 to $290.4 million from $270.2 million last year. The increase resulted from core growth of 3% and 4% from currency. Segment revenues benefited primarily from increased sales of industrial products including auxiliary power units, alternative fuel systems and heavy duty rigging while sales of automotive shifters and cables declined slightly on reduced production of some platforms by automotive manufacturers in North America and Europe.

Commercial Segment operating profit increased 60% over the third quarter last year, to $14.8 million from $9.2 million. Segment operating profit improvement in the quarter was largely related to higher volume and improved operational efficiencies for certain industrial products and favorable comparisons with the prior year quarter. In the prior year quarter, results were negatively impacted by duplicate costs and inefficiencies related to product transfers in the automotive business.

Medical

Medical Segment revenues were $207.7 million, a 6% increase over revenues of $196.6 million in 2005. Increased sales of disposable medical products to healthcare providers in Europe and North America and sales of specialty devices for medical device manufacturers were the largest contributors to core growth of 4%.

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Medical Segment operating profit increased 14% to $44.2 million from $38.9 million in 2005. Operating profit increased when compared to the prior year primarily as a result of cost reduction initiatives and benefits of restructuring.

Aerospace

Aerospace Segment revenues increased 17% to $141.1 million from $120.7 million in 2005. Core growth of 13% was driven primarily by increased sales and installation of new build and conversion wide body cargo handling systems and related aftermarket parts, and, to a lesser extent, increases in volume for repairs products and services and precision machined components for aircraft engines.

Aerospace Segment operating profit increased 6% to $12.2 million from $11.5 million in 2005. Operating profit increased as a result of higher volume levels, cost and productivity improvements.

Continuing Operations – First Nine Months

For the first nine months of 2006, revenues increased 5% to $1.95 billion compared to revenues of $1.87 billion for the same period in 2005. Income from continuing operations for the first nine months was $101.3 million or $2.52 per diluted share. In the prior year period, income from continuing operations was $98.7 million or $2.41 per diluted share. Income from continuing operations excluding special charges, loss on sale of assets and a one-time tax benefit for the first nine months of 2006 was $108.4 million or $2.69 per diluted share. Income from continuing operations excluding special charges and gain on sale of assets for the prior year was $109.2 million or $2.67 per diluted share.

Cash Flow from Operations

For the first nine months of 2006, cash flow from operations was $213.7 million, compared with cash flow from operations of $245.0 million in the same period last year.

Outlook

The company continues to expect 2006 diluted earnings per share from continuing operations before special charges, gain or loss on sale of assets and the tax benefit to be in the range of $3.75 to $3.90. Special charges are now expected to be in the range of 35 cents to 45 cents per diluted share. The tax benefit is expected to be 12 cents per diluted share. The company continues to expect cash flow from operations for the full year 2006 will approximate $300 million.

Stock Repurchase Program

In July 2005, the Board of Directors authorized the repurchase of up to $140 million of outstanding Teleflex common stock. The company repurchased a total of 2,317,347 shares during 2005 and the first nine months of 2006 for an aggregate purchase price of $140 million.

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Third Quarter Conference Call Webcast

  As previously announced, Teleflex will comment on its third quarter results on a conference call to be held Thursday, October 26, 2006, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available until October 31st at 5:00 p.m. (ET) by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 35748260.

Additional Notes and Notes on Non-GAAP Financial Measures:

This press release addresses certain income measures which exclude the effect of restructuring and other costs associated with our restructuring and divestiture programs, a one-time tax benefit, and gains or losses on sale of assets which may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, tax benefit and gain or loss on sale of assets is set forth below.

	3Q 2006			9 Month 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	36,282	$0.92	$101,309	$2.52
Special charges:
Restructuring and other costs		3,275		16,243
Income tax (benefit) on restructuring costs		(910)		(4,182)

Restructuring costs, net of tax		2,365	0.06	12,061	0.30

(Gains) losses:
(Gain) loss on sale of assets		(453)		732
Income tax (benefit) on (gain) loss on sale of assets		(169)		(851)

(Gain) loss on sale of assets, net of tax		(622)	(0.02)	(119)	(0.00)

One-time tax benefit:
Tax benefit				(4,843)	(0.12)

Income and diluted earnings per share excluding special charges, tax benefit, and (gain) loss on sale of assets	$	38,025	$0.96	$108,408	$2.69

	3Q 2005			9 Month 2005
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	35,714	$0.87	$98,717	$2.41
Special charges:
Restructuring and other costs		5,776		21,723
Income tax (benefit) on restructuring costs		(2,085)		(7,603)

Restructuring costs, net of tax		3,691	0.09	14,120	0.34

Gains:
Gain on sale of assets		(5,569)		(5,569)
Income tax on gain on sale of assets		1,950		1,950

Gain on sale of assets, net of tax		(3,619)	(0.09)	(3,619)	(0.09)

Income and diluted earnings per share excluding special charges and gain on sale of assets	$	35,786	$0.87	$109,218	$2.67

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Certain financial information is presented on a rounded basis which may cause minor differences.

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the comparable activity of divested companies within the most recent twelve-month period.

Teleflex at a Glance:
Teleflex is a diversified company with 2005 annual revenues of $2.5 billion. The company designs, manufactures and distributes quality-engineered products and services for the commercial, medical and aerospace markets worldwide. Teleflex employs more than 20,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex, including a recent archived conference call with analysts and investors, can be obtained from the company’s website on the Internet at www.teleflex.com.

Caution Concerning Forward-looking information:
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2006; forecasted 2006 diluted earnings per share from continuing operations excluding special charges, gain or loss on sale of assets and a tax benefit; forecasted 2006 special charges; forecasted 2006 non-cash expense related to stock options; and forecasted 2006 cash flow from operations.   Actual results could differ materially from those in these forward-looking statements due to, among other things, unanticipated expenditures in connection with the effectuation of restructuring programs; costs and length of time required to comply with legal requirements applicable to certain aspects of the restructuring program; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; customer reaction to new programs; and other factors described in Teleflex’s filings with the Securities and Exchange Commission.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 24,	September 25,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 639,132	$	587,390
Materials, labor and other product costs..................................................................	453,990		421,327

Gross profit..................................................................................................	185,142		166,063
Selling, engineering and administrative expenses.......................................................	115,009		104,666
Gain on sales of businesses and assets...................................................................	(453)		(5,569)
Restructuring and impairment charges.....................................................................	3,275		5,776

Income from continuing operations before interest, taxes and minority interest.................	67,311		61,190
Interest expense.............................................................................................	10,283		11,000
Interest income.............................................................................................	(1,742)		(1,202)
Income from continuing operations before taxes and minority interest.............................	58,770		51,392
Taxes on income from continuing operations.............................................................	15,861		10,360

Income from continuing operations before minority interest............................................	42,909		41,032
Minority interest in consolidated subsidiaries, net of tax...............................................	6,627		5,318

Income from continuing operations......................................................................	36,282		35,714

Operating loss from discontinued operations (including loss on disposal of $(401) and $(1,291), respectively)........................................................................	(473)		(4,299)
Tax benefit on loss from discontinued operations........................................................	(157)		(2,185)

Loss from discontinued operations..........................................................................	(316)		(2,114)

Net income.....................................................................................................	$35,966	$	33,600

Earnings (losses) per share:

Basic:
Income from continuing operations..................................................................	$0.92	$	0.88
Loss from discontinued operations..................................................................	$(0.01)	$	(0.05)

Net income...........................................................................................	$0.91	$	0.83

Diluted:
Income from continuing operations..................................................................	$0.92	$	0.87
Loss from discontinued operations...................................................................	$(0.01)	$	(0.05)

Net income...........................................................................................	$0.91	$	0.82

Dividends per share..........................................................................................	$0.285	$	0.250

Weighted average common shares outstanding:
Basic........................................................................................................	39,465		40,569
Diluted...................................................................................................	39,566		41,185

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	September 24,	September 25,
	2006	2005
	(Dollars and shares in thousands, except per share)
Revenues.......................................................................................................	$ 1,953,914	$	1,867,999
Materials, labor and other product costs..................................................................	1,382,650		1,337,956

Gross profit..................................................................................................	571,264		530,043
Selling, engineering and administrative expenses.......................................................	367,793		337,236
(Gain) loss on sales of businesses and assets............................................................	732		(5,569)
Restructuring and impairment charges.....................................................................	16,243		19,723

Income from continuing operations before interest, taxes and minority interest.................	186,496		178,653
Interest expense.............................................................................................	31,158		33,747
Interest income.............................................................................................	(4,877)		(2,296)
Income from continuing operations before taxes and minority interest.............................	160,215		147,202
Taxes on income from continuing operations.............................................................	40,691		33,288

Income from continuing operations before minority interest............................................	119,524		113,914
Minority interest in consolidated subsidiaries, net of tax...............................................	18,215		15,197

Income from continuing operations......................................................................	101,309		98,717

Operating income (loss) from discontinued operations (including gain on disposal of $663 and $34,830, respectively)..........................................................................	(24)		3,645
Taxes (benefit) on income from discontinued operations...............................................	(426)		1,063

Income from discontinued operations......................................................................	402		2,582

Net income.....................................................................................................	$101,711	$	101,299

Earnings per share:

Basic:
Income from continuing operations..................................................................	$2.53	$	2.43
Income from discontinued operations...............................................................	$0.01	$	0.06

Net income...........................................................................................	$2.54	$	2.50

Diluted:
Income from continuing operations..................................................................	$2.52	$	2.41
Income from discontinued operations...............................................................	$0.01	$	0.06

Net income...........................................................................................	$2.53	$	2.47

Dividends per share..........................................................................................	$0.820	$	0.720

Weighted average common shares outstanding:
Basic........................................................................................................	40,019		40,552
Diluted...................................................................................................	40,241		40,972

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 24,	December 25,
	2006	2005
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents.........................................................................	$202,425	$	239,536
Accounts receivable, net..........................................................................	408,914		421,236
Inventories...........................................................................................	422,290		404,271
Prepaid expenses.................................................................................	31,608		20,571
Deferred tax assets...............................................................................	66,254		57,915
Assets held for sale................................................................................	14,859		16,899

Total current assets...........................................................................	1,146,350		1,160,428
Property, plant and equipment, net...................................................................	424,084		447,816
Goodwill.................................................................................................	495,340		504,666
Intangibles and other assets...........................................................................	247,717		259,218
Investments in affiliates...............................................................................	24,095		24,666
Deferred tax assets...................................................................................	5,304		6,254

Total assets....................................................................................	$2,342,890	$	2,403,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings.................................................................................	$59,323	$	125,510
Accounts payable.................................................................................	211,505		206,548
Accrued expenses.................................................................................	189,430		206,231
Income taxes payable..............................................................................	38,160		46,222
Deferred tax liabilities..............................................................................	296		408
Liabilities held for sale..............................................................................	117		66

Total current liabilities.........................................................................	498,831		584,985
Long-term borrowings.................................................................................	486,001		505,272
Deferred tax liabilities..................................................................................	49,948		50,535
Other liabilities.......................................................................................	106,075		102,782

Total liabilities.................................................................................	1,140,855		1,243,574
Minority interest in equity of consolidated subsidiaries..........................................	35,058		17,400
Commitments and contingencies
Shareholders’ equity....................................................................................	1,166,977		1,142,074

Total liabilities and shareholders’ equity....................................................	$2,342,890	$	2,403,048

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 24,	September 25,
	2006	2005
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$101,711	$	101,299
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................	(402)		(2,582)
Depreciation expense..............................................................................	62,119		65,930
Amortization expense of intangible assets....................................................	10,037		10,868
Amortization expense of deferred financing costs...........................................	963		757
Stock-based compensation.......................................................................	5,100		—
(Gain) loss on sales of businesses and assets.....................................................	732		(5,569)
Impairment of long-lived assets................................................................	5,230		2,664
Minority interest in consolidated subsidiaries.................................................	18,215		15,197
Other................................................................................................	649		(831)
Net change in operating assets and liabilities................................................	9,347		57,310

Net cash provided by operating activities from continuing operations..................	213,701		245,043

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	—		61,085
Reduction in long-term borrowings...............................................................	(33,402)		(122,417)
Decrease in notes payable and current borrowings..............................................	(60,789)		(46,358)
Proceeds from stock compensation plans.........................................................	8,939		21,191
Payments to minority interest shareholders.......................................................	(618)		(14,035)
Purchases of treasury stock..........................................................................	(93,552)		(39,263)
Dividends.............................................................................................	(33,006)		(29,200)

Net cash used in financing activities from continuing operations..................	(212,428)		(168,997)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(42,343)		(45,690)
Payments for businesses acquired...................................................................	(4,334)		(14,701)
Proceeds from sales of businesses and assets.....................................................	3,643		124,420
Proceeds from affiliates................................................................................	3,002		173
Working capital payment for divested business....................................................	(6,029)		—

Net cash provided by (used in) investing activities from continuing operations.......	(46,061)		64,202

Cash Flows from Discontinued Operations – 2005 Revised:
Net cash provided by (used in) operating activities..............................................	851		(384)
Net cash used in financing activities...............................................................	—		(198)
Net cash used in investing activities..................................................................	(93)		(2,682)

Net cash provided by (used in) discontinued operations.................................	758		(3,264)

Effect of exchange rate changes on cash and cash equivalents....................................	6,919		(6,861)

Net increase (decrease) in cash and cash equivalents.................................................	(37,111)		130,123
Cash and cash equivalents at the beginning of the period.............................................	239,536		115,955

Cash and cash equivalents at the end of the period...................................................	$202,425	$	246,078

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	September 24,		September 25,
	2006		2005
	(Dollars in thousands)

Revenues:
Commercial...................................................... ........................................	$ 290,357		$270,173
Medical............................................................... .....................................	207,722		196,553
Aerospace......................................................... ........................................	141,053		120,664

Total revenues............................................. ...........................................	639,132		587,390

Operating profit (1):
Commercial...................................................... ........................................	14,756		9,199
Medical............................................................... .....................................	44,223		38,938
Aerospace......................................................... ........................................	12,205		11,521

Segment operating profit........................................... ..................................	71,184		59,658
Less: Corporate expenses............................................ ......................................	7,678		3,579

Total operating profit................................................. ...............................	63,506		56,079
Gain on sales of businesses and assets................................................................ .......	(453)		(5,569)
Restructuring and impairment charges.....................................................................	3,275		5,776
Minority interest in consolidated subsidiaries (2).................................................. ........	(6,627)		(5,318)

Income from continuing operations before interest, taxes and minority interest..................	$67,311	$	61,190

(1)	Total operating profit is defined as segment operating profit, which includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest, less unallocated corporate expenses. Gain on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended September 24, 2006 and September 25, 2005, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Nine Months Ended
	September 24,		September 25,
	2006		2005
	(Dollars in thousands)

Revenues:
Commercial...................................................... ........................................	$932,051		$888,687
Medical............................................................... .....................................	628,604		624,410
Aerospace......................................................... ........................................	393,259		354,902

Total revenues............................................. ...........................................	1,953,914		1,867,999

Operating profit (1):
Commercial...................................................... ........................................	60,092		59,377
Medical............................................................... .....................................	111,819		114,878
Aerospace......................................................... ........................................	34,994		20,054

Segment operating profit........................................... ..................................	206,905		194,309
Less: Corporate expenses............................................ ......................................	21,649		16,699

Total operating profit................................................. ...............................	185,256		177,610
(Gain) loss on sales of businesses and assets..............................................................	732		(5,569)
Restructuring and impairment charges.....................................................................	16,243		19,723
Minority interest in consolidated subsidiaries (2).................................................. ........	(18,215)		(15,197)

Income from continuing operations before interest, taxes and minority interest..................	$186,496	$	178,653

(1)	Total operating profit is defined as segment operating profit, which includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest, less unallocated corporate expenses. (Gain) loss on sales of businesses and assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the nine months ended September 24, 2006 and September 25, 2005, respectively.

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